EXHIBIT 99.1

"TheStreet.com Announces New Employment Agreement with Jim Cramer"

NEW YORK--(BUSINESS WIRE)—April 9, 2008--TheStreet.com, Inc. (NASDAQ: TSCM), a leading financial media company, today announced that it has entered into a new employment agreement with Jim Cramer.

The material terms of the agreement are described in, and a copy of the agreement is filed with, our Form 8-K which was filed today with the Securities and Exchange Commission.

About TheStreet.com, Inc.
TheStreet.com is a leading financial media company.  It engages audiences on video and digital platforms through some of the Web’s best known sites: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, Rate-Watch.com and Promotions.com.
Through this network, the company produces and distributes content in all areas where life and money intersect to inform, engage and activate one of the most affluent, influential audiences on the Web today.

CONTACT:	TheStreet.com, Inc. Chaela Volpe, Investor Relations Manager Phone: 212-321-5008 Email: Chaela.volpe@thestreet.com

SOURCE: TheStreet.com, Inc.